Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes‑Oxley Act of 2002, each of the undersigned officers of AeroVironment, Inc. (the “Company”) hereby certifies, to each such officer’s knowledge, that:

(i)the accompanying Annual Report on Form 10‑K of the Company for the year ended April 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 25, 2019	/s/ WAHID NAWABI
Wahid Nawabi
Chief Executive Officer and President

Date: June 25, 2019	/s/ TERESA P. COVINGTON
Teresa P. Covington
Senior Vice President and Chief Financial Officer